EXHIBIT 10.35


                      EIGHTH AMENDMENT TO CREDIT AGREEMENT

         This Eighth Amendment to Credit Agreement, dated as of November 6, 1996 (this "Agreement") is between Atlantis Plastics, Inc., a Florida corporation ("Borrower") and Heller Financial, Inc., a Delaware corporation for itself as Agent and as Lender ("Heller").

                                    RECITALS

         A. Borrower and Heller are parties to that certain Credit Agreement dated as of February 22, 1993 (as amended from time to time the "Credit Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in this Credit Agreement.

         B. Heller and Borrower desire to further amend the Credit Agreement as provided herein.

         NOW THEREFORE, in consideration of the foregoing, the covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. AMENDMENTS TO THE CREDIT AGREEMENT.

         A. The definition of "Adjusted Tota1 Debt" as set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the following after the word "Month" and before the period,(".") in the last line of said definition:

         "less Borrower's cash on hand (to the extent but only to the extent such amount is expressed as a positive number) as of the last day of the Fiscal Month provided, however, if on any date of determination there is an outstanding balance under the Revolving Loan, and Borrower's cash on hand exceeds $1,000,000, the amount of cash on hand in excess of $1,000,00O shall be excluded from this calculation."

         B. Section l.1 of the Credit Agreement is further amended by adding the following new definitions in their proper alphabetical order:

         "Eighth Amendment" means that certain Eighth Amendment to Credit Agreement dated as of November 6, 1996 executed between Borrower and Heller and acknowledged by the Subsidiary Guarantors.

         "Eighth Amendment Effective Date" means the first date on which each of the conditions set forth in Paragraph 3 of the Eighth Amendment shall have been satisfied.



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         C. Clause (d) of the first sentence of subsection 2.4(C)(2) is hereby amended by adding the following after the words "Net Proceeds" and before the period (".") which concludes said sentence:

         "Provided, however, with respect to the Net Proceeds from an Asset Disposition to be received by Borrower in connection with the sale by Borrowrer of One Hundred Percent (100%) of the stock of PCI (the "PCI Proceeds") to Reid Plastics, Inc., a California corporation pursuant to the terms of that certain Stock Purchase Agreement dated as of October 18, 1996 (the "PCI Stock Purchase Agreement") only, Borrower shall be permitted, notwithstanding any provision of Section 7.7 or in the definition of Permitted Investments to the contrary (but provided that all of the conditions set forth in Section 7.7 shall have been satisfied), to use the PCI Proceeds to repurchase Borrower's Senior Notes and for other general corporate purposes".

         D. Section 6.4 of the Credit Agreement shall be amended by adding the following as a new paragraph:

         For purposes of calculating the ratio of Adjusted Tota1 Debt to EBIDAT as provided in this Section 6.4, Borrower's EBIDAT for each Trailing Twelve-Fisca1 Month Period ending on the last day of each of Borrower's Fiscal Quarters ending on December 31, 1996, March 31, 1997, June 30, 1997 and September 30, l997, there shall be excluded from each such calculation any contribution to Borrower's EBIDAT made by PCI on or before the Eighth Amendment Effective Date which would have been otherwise properly included in Borrower's EBIDAT for the re1evant Trailing Twelve-Fiscal Month then ending.

         E. Clause (iii) of Section 7.7 is hereby amended by inserting the following immediately before the word "the" which is the first word of said clause prior to its amendment hereby:

         "except as permitted by clause (d) of subsection 2.4(C)(2) as amended by the Eighth Amendment,"

         F. OMNIBUS AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS.

         By their respective signatures below, Borrower, Agent and Lender each agree that from and after the Eighth Amendment Effective Date PCI shall cease, for all purposes, to be a Loan Party or Subsidiary Guarantor under the Credit Agreement

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and the Loan Documents including, without limitation, the Notes and from and after the Eighth Amendment Effective Date PCI shall be released from any and all duties and liabilities to Heller as a Loan Party or Subsidairy Guarantor under the Credit Agreement or any Loan Document, and the security interest granted in the Collateral of PCI is released and discharged.

         2. REPRESENTATIONS AND WARRANTIES. To induce Heller to enter into this Agreement, Borrower represents and warrants to Heller that:


           (a) AUTHORITY AND BINDING EFFECT. The execution, delivery, and performance by Borrower of this Agreement is within its corporate power, has been duly authorized by all necessary corporate action (including, without limitation, shareholder approval), has received all necessary government approvals (if any shall be required), and does not and will not contravene or conflict with any provision of law applicable to Borrower, the Certificate of Incorporation or Bylaws of Borrower, or any order, judgment, or decree of any court or other agency of government or any agreement instrument, or document binding upon Borrower including, without limitation, that certain Indenture dated as of February 22, 1993, naming American Stock Tranfer & Trust Company as Trustee relating to Borrower's 11% Senior Notes due 2003; and the Credit Agreement as heretofore amended and as amended as of the date hereof is the legal, valid, and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

           (b) NO DEFAULT. No Default or Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing.

         3. CONDITIONS. The effectiveness of this Agreement and the amendments to the Credit Agreement set forth herein are subject to the satisfaction of each of the following conditions precedent or concurrent:

           (a) CLOSING OF THE SALE OF PCI. The sale of PCI to Reid Plastics, Inc. shall have closed and Borrower shall have confirmed receipt, to Agent, in writing, of Net Proceeds from such sale in an amount not less than $6,000,000; and

           (b) EXECUTION OF EIGHTH AMENDMENT. Borrower shall have executed and delivered this Eighth Amendment to Agent for the Benefit of Lenders together with an Acknowledgment executed by each of the Subsidiary Guarantors in the form of Exhibit A appended hereto.


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         4. MISCELLANEOUS

           (a) CAPTIONS. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

           (b) GOVERNING LAW. This Agreement shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

           (c) COUNTERPARTS. This Agreement may be executed in counterparts, each of which counterparts shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same Agreement.

           (d) SUCCESSORS AND ASSIGNS. This Agreement shal1 be binding upon Borrower and Heller and their respective successors and assigns, and shall inure to the sole benefit of Borrower and Heller and the successors and assigns of Borrower and Heller.

           (e) REFERENCES. Any reference to the Credit Agreement or the Financing Agreements contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

           (f) CONTINUED EFFECTIVENESS. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to the Credit Agreement. The parties hereto expressly do not intend to extinguish the Credit Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement which is evidenced by the notes provided for therein and secured by the Collateral. The Credit Agreement as amended hereby and each of the Loan Documents remain in full force and effect.

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Delivered at Chicago, Illinois, as of the date and year first above written.

                                          ATLANTIS PLASTICS, INC.
                                          (f/k/a Atlantis Group, Inc.)


                                          By:  /S/
                                               -------------------------------
                                          Name Printed:
                                                        ----------------------
                                          Title:
                                                 -----------------------------


                                          HELLER FINANCIAL, INC., for itself
                                          and as Agent for the Lenders

                                          By:  /S/
                                               -------------------------------
                                          Name Printed:
                                                        ----------------------
                                          Title:
                                                 -----------------------------


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                                   EXHIBIT A



                           ACKNOWLEDGMENT OF CONSENT

      The undersigned have entered into various Corporate Guaranties in favor of Heller as Lender and Agent in connection with various loans made to Atlantis Plastics, Inc., formerly known as Atlantis Group, Inc. Thc undersigned has reviewed the foregoing and consents to thc amendment contemplated thereunder.

      In connection with the foregoing, the undersigned acknowledges and confirms that each Corporate Guaranty will continue to guarantee and secure, to the fullest extent provided thereby, the payment and performance of all Borrower's Obligations (as defined in each Corporate Guaranty) including without limitation the payment and performance of all Obligations (as defined in the Credit Agreement) of the Borrower now or hereafter existing under or in respect of the Credit Agreement, as amended from time to time.

      Each of the undersigned confirms and agrees that their respective Corporate Guranty shall continue to be in full force and effect and is hereby confirmed and ratified in all respects.

      IN WITNESS WHEREOF, the undersigned has caused this Acknowledgement and Consent to be duly executed by its officer thereunto duly authorized as of November__, 1996.

ATLANTIS MOLDED PLASTICS, INC.        ATLANTIS PLASTIC FILMS, INC.
                                      (successor by Merger of Linear Films, Inc.
                                      and National Poly Products, Inc.

By: /S/                               By: /S/
    -----------------                     ------------------
Title:                                Title:


ATLANTIS PLASTIC INJECTION            PIERCE PLASTICS, INC.
 MOLDING, INC. (f/k/a CYANEDE
 PLASTICS, INC.)


By: /S/                               By: /S/
    -----------------                     ------------------
Title:                                Title:



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